FOR IMMEDIATE RELEASE


          STEVEN MADDEN LTD. BOARD AUTHORIZES STOCK REPURCHASE PROGRAM


         LONG ISLAND CITY, N.Y.- September 14, 1998 - Steven Madden Ltd. (NASDAQ: SHOO), a leading designer, wholesaler and marketer of fashion footwear for women, today announced that the Company's Board of Directors has authorized the Company to repurchase up to 1,000,000 shares of Steven Madden, Ltd. Common Stock over the next 12 months. Share repurchases will be funded from existing cash, internally generated funds or through short-term debt. The timing and amount of any repurchases will be at the discretion of the Company's management. Any shares repurchased initially will be held as treasury shares and may be used for general corporate purposes.

         Mr. Madden said the Board action was part of an effort to increase shareholder value. The repurchase program reflects the Board of Directors' opinion that the present share price of Steven Madden, Ltd. is undervalued and its confidence in the overall financial strength of the Company and prospects for the future.

         Steven Madden Ltd. designs and markets fashion footwear for women. The shoes are sold through Steve Madden Retail Stores, Department Stores, Apparel and Footwear specialty stores and on-line @ www.stevemadden.com. The Company now has seven licenses including ready-to-wear and jeans, outerwear, intimate apparel, eyewear, legwear, handbags, jewelry, and owns and operates a retail store under its David Aaron brand, and is the licensee of l.e.i.
shoes.

                                     -more-

SHOO Board Authorizes
Stock Repurchase Program
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                           CONTACT: Company Contact:
                                    Steven Madden Ltd.
                                    Steven Madden, President & CEO
                                    Rhonda Brown, Chief Operating Officer
                                    (718) 446-1800

                                    Investor Relations:
                                    Kehoe, White, Savage & Company, Inc.
                                    James K. White
                                    (562) 437-0655

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements, which explicitly describe such risks, and uncertainties readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "anticipates" or "plans" to be uncertain and forward-looking. The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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